UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2021

SESEN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SESN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                            Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2021, the Board of Directors (the “Board”) and the Compensation Committee of Sesen Bio, Inc. (the “Company”) approved a retention program for all current employees, except for the Chief Executive Officer, pursuant to which the Company will provide certain incentives designed to retain such employees (the “Retention Program”).

Pursuant to the Retention Program and effective as of October 1, 2021, the Company’s non-executive employees will receive a combination of a cash bonus award and a one-time restricted stock unit (“RSU”) award which vests in full on September 30, 2022, subject to continued employment through September 30, 2022. Each RSU represents a contingent right to receive one share of the Company’s common stock. In connection with the Retention Program, the Board and the Compensation Committee also approved certain severance benefits for non-executive employees.

Also pursuant to the Retention Program and effective as of October 1, 2021, the Company’s executive officers, except for the Chief Executive Officer, will be granted a one-time performance-based restricted stock unit (“PSU”) award equal to the value of approximately fifty percent of current base salary. Each PSU represents a contingent right to receive one share of the Company’s common stock upon the satisfaction of pre-determined performance criteria. Subject to continued employment, such awards vest on September 30, 2023 upon the determination by the Compensation Committee of the level of achievement of certain key milestones consisting of a clinical trial milestone, an employee retention milestone and cash management milestones. The Company’s chief financial officer, Monica Forbes, will be awarded PSUs in an amount equal to half of her current base salary ($190,375) divided by the closing price of the Company’s common stock on October 1, 2021 but not less than $1. The Company’s chief technology officer, Glen MacDonald, will be awarded PSUs in an amount equal to half of his current base salary ($186,400) divided by the closing price of the Company’s common stock on October 1, 2021 but not less than $1. Equity awards granted under the Retention Program will be made pursuant to the Company’s 2014 Stock Incentive Plan, as amended, previously filed with the Securities and Exchange Commission.

Sesen Bio remains committed to its mission of saving and improving the lives of patients with cancer and believes the retention of the Company’s talented employees is critical to realizing this mission. The Company continues to believe in the safety and efficacy data of Vicineum™ as it prepares for the chemistry, manufacturing and controls (“CMC”) and clinical Type A meetings with the US Food and Drug Administration (“FDA”) anticipated in the fourth quarter of 2021.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the ability of the Company to retain its current employees, the Company’s belief in the safety and efficacy data of Vicineum, and the Company’s preparations for, and the timing of, the Type A meetings with the FDA to discuss Vicineum, which are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including the risk that the Company’s retention program may not be successful at retaining current employees, unanticipated difficulties with retaining current employees, the risk that the FDA may not schedule Type A meetings with the Company to discuss Vicineum in the fourth quarter of this year, or at all, and the risk that the Company may not resume its plans to pursue regulatory approval for Vicineum in the US, among other risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent annual report on Form 10-K and the Company’s quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 15, 2021

Sesen Bio, Inc.

By:	/s/ Thomas R. Cannell, D.V.M.
Thomas R. Cannell, D.V.M.
President and Chief Executive Officer